NEUBERGER & BERMAN INCOME FUNDS
                                   SCHEDULE A

                                 INITIAL SERIES
                                 --------------


Neuberger  & Berman  Government  Money Fund
Neuberger  & Berman  Cash  Reserves
Neuberger & Berman  Ultra Short Bond Fund
Neuberger & Berman  Limited  Maturity
Bond Fund Neuberger & Berman  Municipal Money Fun
Neuberger & Berman  Municipal Securities Trust

                                ADDITIONAL SERIES
                                -----------------


Neuberger & Berman High Yield Bond Fund





DATED:  March 2, 1998